Exhibit 32.1

SECTION 1350 CERTIFICATION OF THE CHIEF EXCECUTIVE

OFFICER AND CHIEF FINANCIAL OFFICER

In connection with the Quarterly Report on Form 10-Q of Nash-Finch Company, (the “Company”) for the 12 weeks ended March 24, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alec C. Covington, President and Chief Executive Officer and Robert B. Dimond, Executive Vice President and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18. U.S.C. Section 1350, that to our knowledge:

(1)                 the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                 the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date:   April 27, 2012

                                                                                                By:  /s/Alec C. Covington

Name: Alec C. Covington

Title: President and Chief Executive Officer

                                                                                                By:  /s/ Robert B. Dimond

Name:  Robert B. Dimond
Title:  Executive Vice President and Chief Financial Officer